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                                                                   EXHIBIT 23(K)

                         STATEMENT PURSUANT TO RULE 438

     Pursuant to Rule 438 under the Securities Act of 1933, the registrant states that the Rule 438 consent of John A. Cervieri Jr. is omitted because Mr. Cervieri is presently unavailable and obtaining his consent is impracticable at the present, and the registrant submits the following affidavit in support hereof. As requested by the Commission staff, the registrant undertakes to file the omitted consent by amendment when it is obtained.

                                            BANK OF BOSTON CORPORATION

                                            By:        /s/ JANICE B. LIVA
MARCH 15, 1996

                         AFFIDAVIT PURSUANT TO RULE 438

     The undersigned, Matthew C. Dallett, counsel to BayBanks, Inc. hereby affirms that he has sought to obtain the Rule 438 consent of John A. Cervieri Jr., that such gentleman is presently unavailable, and that obtaining his consent is impracticable at the present.

                                                   /s/ MATTHEW C. DALLETT
March 15, 1996